Montreal, September 28, 2006

SEC Headquarters

Filing Department

450 Fifth Street, NW

Washington, DC 20549

Re: Cadiscor Resources Inc.

Registration statement Form IO-SB

Our File No.: LI04040003

Sirs:

We hereby consent to the use of our name and the reference to Our opinion at page 12 of the Registration Statement Form IO-SB of Cadiscor Resources Inc. dated August 28, 2006.